Exhibit 99.1

Jul 29, 2010 16:01 ET

Support.com Reports Second Quarter 2010 Financial Results

REDWOOD CITY, CA—(Marketwire - July 29, 2010) - Support.com, Inc. (NASDAQ: SPRT), a leading provider of services and software that help consumers and small businesses with their technology needs, today reported unaudited financial results for its second quarter ended June 30, 2010.

For the second quarter of 2010, total revenue was $9.9 million, compared to $3.4 million in the second quarter of 2009 and $9.9 million in the first quarter of 2010. Second quarter 2010 revenue consisted of $6.9 million in services revenue and $3.0 million in software and other revenue.

On a GAAP basis, net loss from continuing operations for the second quarter of 2010 was $6.2 million, or $(0.13) per share, compared to $4.2 million, or $(0.09) per share, in the second quarter of 2009, and $4.2 million, or $(0.09) per share, in the first quarter of 2010.

Non-GAAP net loss from continuing operations for the second quarter of 2010 was $5.1 million, or $(0.11) per share, compared to $6.1 million, or $(0.13) per share, in the second quarter of 2009, and $3.2 million, or $(0.07) per share, in the first quarter of 2010.

Non-GAAP results exclude stock-based compensation expenses, amortization of intangible assets, restructuring and impairment charges, and the income tax impact of the disposition of business units on continuing operations. These items impacted results from continuing operations by $1.1 million in the second quarter of 2010, $(1.8) million in the second quarter of 2009, and $944,000 in the first quarter of 2010. A reconciliation of GAAP to non-GAAP results is presented in the tables below.

“In the second quarter, we staffed up to roll out new programs that will contribute substantially to future growth,” said Josh Pickus, President and Chief Executive Officer of Support.com. “Revenue took longer than expected to ramp, adversely affecting our results. Looking forward, we believe the investment to ensure superior customer experience in the early stages of programs will drive long-term success for both our partners and the Company.”

Recent Highlights

—	Services revenue grows 104% year-over-year

—	Software revenue remains strong in the second full quarter following acquisition

—	Remote services deployed in all U.S. Staples stores by quarter end

—	Remote services available in first OfficeMax stores

—	Pilot programs begin at leading regional consumer electronics retailer Conn’s and major Australian CE retailer The Good Guys

—	Subscriber care enhanced with new version of Support.com desktop client technology

—	Auction Rate Securities of $20.2 million converted into cash at 100% par value by July 1, 2010

Balance Sheet Information

At June 30, 2010 cash, cash equivalents and investments were $79.0 million compared to $83.4 million at March 31, 2010.

Treatment of Continuing and Discontinued Operations

On June 23, 2009, the Company completed the sale of its Enterprise business to Consona Corporation. As a result of this transaction, all revenue and direct expenses associated with the Enterprise business have been reflected as discontinued operations in a single line on the condensed statement of operations. Results from continuing operations include all revenue and direct expenses associated with the Consumer business, as well as all Company general and administrative expense and ongoing facility expense, which were previously allocated to the Enterprise and Consumer businesses. Results from prior periods have been reclassified to conform to the current financial presentation.

Conference Call

Support.com will host a conference call discussing the Company’s second quarter 2010 results on Thursday, July 29, 2010 starting at 4:30 p.m. ET (1:30 p.m. PT). A live audio webcast and replay of the call will be available at the Investor Relations section of Support.com’s web site at http://corp.support.com/webcastsevents. The live call may be accessed by dialing (877) 312-8789 for domestic callers and (253) 237-1314 for international callers and referencing passcode: 87870428. A replay of the call can also be accessed by dialing (800) 642-1687 for domestic callers and (706) 645-9291 for international callers and referencing passcode: 87870428.

About Support.com

Support.com, Inc. (NASDAQ: SPRT) provides services and software that help consumers and small businesses with their technology needs. Support.com’s North American Personal Technology Experts™ provide a quick, cost-effective and stress-free technology support experience over the internet and the phone using Support.com’s advanced technology platform. Support.com also provides consumer software for the do-it-yourself customer. Support.com, Inc. is an Equal Opportunity Employer.

Support.com is a trademark or registered trademark of Support.com, Inc. or its affiliates in the US and other countries. Other names may be trademarks of their respective owners.

For more information visit www.support.com.

Note on Forward-Looking Statements

Statements made in this document that are not historical facts are “forward-looking statements” and accordingly involve risks and uncertainties that could cause actual results to differ materially from those described herein. Forward-looking statements include, for example, all statements relating to projected financial performance (including without limitation statements involving projections of revenue, margin, income (loss), earnings (loss) per share, cash usage, capital structure, or other financial items); the plans and objectives of management for future operations, products or services; and future performance in economic and other terms. The potential risks and uncertainties that could cause results to differ materially include, among others, our ability to retain and grow major partnerships, our ability to maintain and grow revenue, our ability to scale our workforce, our ability to control expenses and achieve profitability, and our ability to successfully integrate acquired products and services. These and other risks are detailed in Support.com’s reports filed with the Securities and Exchange Commission, including without limitation its latest Annual Report on Form 10-K and its latest quarterly report on Form 10-Q, copies of which may be obtained from www.sec.gov. Support.com does not intend to update this information to reflect future events or circumstances, and disclaims any obligation to do so except as may be required by law.

Disclosure Regarding Non-GAAP Financial Measures

Support.com has excluded stock-based compensation expenses, amortization of intangible assets, restructuring and impairment charges, and the income tax impact of the disposition of business units on continuing operations from its GAAP results in order to determine the non-GAAP financial measure of net income (loss) per share referenced in this document. We believe that the non-GAAP measure, when viewed in addition to and not in lieu of our reported GAAP results, assists investors in understanding our results of operations.

A. Stock-based compensation. Management excludes stock-based compensation expenses when evaluating its performance from period to period because such expenses do not require cash settlement and because such expenses are not used by management to assess the performance of the Company’s business. Stock-based compensation expense was $1.0 million in the second quarter of 2010, compared to $634,000 in the second quarter of 2009 and $856,000 in the first quarter of 2010.

B. Amortization of intangible assets. The Company does not acquire businesses on a predictable cycle; therefore management excludes acquisition-related intangible asset amortization and related charges when evaluating its operating performance. The Company also excludes such charges as they represent non-cash expenses. Amortization expense was $93,000 in the second quarter of 2010, compared to $42,000 in the second quarter of 2009 and $88,000 in the first quarter of 2010.

C. Restructuring and impairment charges. The Company does not undertake significant restructurings on a predictable basis and, as result, excludes associated charges in order to enable better and more consistent evaluation of the Company’s operating expenses before and after such actions are taken. Restructuring and impairment expense was zero in the second quarter of 2010, compared to $328,000 in the second quarter of 2009 and zero in the first quarter of 2010.

D. Income tax impact of disposition of business units. The Company excludes the income tax impact of the disposition of business units when evaluating the performance of its continuing operations, because this tax impact is not a result of the Company’s continuing operations. The income tax benefit related to the disposal of business units was zero in the second quarter of 2010, compared to $2.8 million in the second quarter of 2009 and zero in the first quarter of 2010.

The Company believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with the Company’s financial results as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s financial results in conjunction with the corresponding GAAP measures. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by management that such charges and expenses will not be incurred in subsequent periods.

SUPPORT.COM, INC.

GAAP CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2010 (1)	December 31, 2009
	(unaudited)
Assets
Current assets:
Cash and short-term investments	$76,010	$80,035
Accounts receivable, net	3,328	3,190
Prepaid expenses and other current assets	2,174	1,252
Auction-rate securities put option	—	1,289

Total current assets	81,512	85,766

Long-term investments	2,954	3,444
Property and equipment, net	472	447
Purchased technology, net	268	309
Goodwill	10,181	10,171
Intangible assets, net	1,259	1,450
Other assets	523	372

Total assets	$97,169	$101,959

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$1,126	$99
Accrued compensation	2,291	745
Other accrued liabilities	3,863	3,045
Deferred revenue	950	726

Total current liabilities	8,230	4,615
Other long-term liabilities	842	992

Total liabilities	9,072	5,607

Stockholders’ equity:
Common stock	5	5
Additional paid-in-capital	224,075	221,822
Accumulated other comprehensive loss	(1,348)	(1,233)
Accumulated deficit	(134,635)	(124,242)

Total stockholders’ equity	88,097	96,352

Total liabilities and stockholders’ equity	$97,169	$101,959

Note 1: 2010 amounts are subject to completion of management’s and its independent registered public accounting firm’s customary closing and review procedures

SUPPORT.COM, INC.

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2010 (1)	2009 (2)	2010 (1)	2009 (2)	2010 (1)
Revenue:
Services	$6,882	$3,374	$13,612	$6,926	$6,730
Software and other	3,004	59	6,133	121	3,129

Total revenue	9,886	3,433	19,745	7,047	9,859
Cost of revenue:
Cost of services	7,346	4,283	12,830	8,656	5,484
Cost of software and other	335	—	683	—	348

Total cost of revenue	7,681	4,283	13,513	8,656	5,832
Gross profit (loss)	2,205	(850)	6,232	(1,609)	4,027

Operating expenses:
Amortization of intangible assets	93	42	181	84	88
Research and development	1,281	1,605	2,624	3,303	1,343
Sales and marketing	4,320	2,007	8,291	4,058	3,971
General and administrative	2,887	2,980	5,839	6,578	2,952

Total operating expenses	8,581	6,634	16,935	14,023	8,354
Loss from operations	(6,376)	(7,484)	(10,703)	(15,632)	(4,327)
Interest income (expense) and other, net	149	422	335	120	186

Loss from continuing operations, before income taxes	(6,227)	(7,062)	(10,368)	(15,512)	(4,141)
Provision/(benefit) for income taxes	10	(2,841)	22	(2,837)	12

Loss from continuing operations, after income taxes	$(6,237)	$(4,221)	$(10,390)	$(12,675)	$(4,153)

Income from discontinued operations, net of income taxes	$2	$6,460	$(3)	$7,518	$(5)

Net income/(loss)	$(6,235)	$2,239	$(10,393)	$(5,157)	$(4,158)

Earning per share:
Basic and diluted earnings per share:
Loss from continuing operations, after income taxes	$(0.13)	$(0.09)	$(0.22)	$(0.27)	$(0.09)
Discontinued operations, after income taxes	0.00	0.14	(0.00)	0.16	(0.00)

Net earnings per basic and diluted share	$(0.13)	$0.05	$(0.22)	$(0.11)	$(0.09)

Shares used in computing per share amounts:
Basic	46,534	46,360	46,503	46,345	46,470

Diluted	46,534	46,360	46,503	46,345	46,470

Note 1: 2010 amounts are subject to completion of management’s and its independent registered public accounting firm’s customary closing and review procedures.

Note 2: Amounts are reclassified to conform to current presentation from reviewed financial statements.

SUPPORT.COM, INC.

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP FINANCIAL MEASURES (1)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2010 (1)	2009 (2)	2010 (1)	2009 (2)	2010 (1)
GAAP operating expenses from continuing operations	$8,581	$6,634	$16,935	$14,023	$8,354
Amortization of intangible assets	(93)	(42)	(181)	(84)	(88)
Restructuring and impairment charges	—	(328)	—	(403)	—
Stock-based compensation	(1,032)	(634)	(1,888)	(1,403)	(856)

Non-GAAP operating expenses from continuing operations	7,456	5,630	14,866	12,133	7,410
GAAP income taxes benefit	10	(2,841)	22	(2,837)	12
Continuing Ops tax benefit from gain on sales of disc ops	—	2,841	—	2,841	—

Non-GAAP income taxes benefit	10	—	22	4	12
GAAP net loss from continuing operations	(6,237)	(4,221)	(10,390)	(12,675)	(4,153)
Amortization of intangible assets	93	42	181	84	88
Restructuring and impairment charges	—	328	—	403	—
Stock-based compensation	1,032	634	1,888	1,403	856
Continuing Ops tax benefit from gain on sales of disc ops	—	(2,841)	—	(2,841)	—

Non-GAAP net loss from continuing operations	(5,112)	(6,058)	(8,321)	(13,626)	(3,209)
Basic and diluted net loss per share from continuting operations
GAAP	$(0.13)	$(0.09)	$(0.22)	$(0.27)	$(0.09)
Non-GAAP	$(0.11)	$(0.13)	$(0.18)	$(0.29)	$(0.07)
Shares used in computing per share amounts (GAAP)
Basic	46,534	46,360	46,503	46,345	46,470
Diluted	46,534	46,360	46,503	46,345	46,470
Shares used in computing per share amounts (Non-GAAP)
Basic	46,534	46,360	46,503	46,345	46,470
Diluted	46,534	46,360	46,503	46,345	46,470

Note 1: The adjustments above reconcile the Company's GAAP financial results to the non-GAAP financial measures used by the Company. The Company's non-GAAP financial measures exclude restructuring charges, stock-based compensation, amortization of intangible assets, and the income tax benefit from the sale of the Enterprise business from the GAAP financial results. The Company believes that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, the Company's GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures. See the text of this press release for more information on non-GAAP financial measures.

2010 amounts are subject to completion of management's and its independent registered public accounting firm's customary closing and review procedures.

Note 2: Amounts are reclassified to conform to current presentation from reviewed financial statements.

Contact Information:

Investor Contact

Carolyn Bass and Elaine Chen

Market Street Partners

(415) 445-3235

sprt@marketstreetpartners.com

Media Contact

Jonathan Poretz

Double Forte for Support.com

(415) 848.8109

jporetz@double-forte.com